ASSIGNMENT
                             OF
                     PURCHASE AGREEMENT

      THIS ASSIGNMENT made and entered into this 19th day of August 2003, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI INCOME & GROWTH FUND 24 LLC, a Delaware limited liability company ("Assignee");

     WITNESSETH, that:

      WHEREAS, on the 4th of August 2003, Assignor entered into a Purchase Agreement ("the Agreement") for that certain property known as a Winn-Dixie store located at 3621 Highway 231 North, Panama City, FL (the "Property") with United Realty Companies LLC as Seller/Lessee; and

     WHEREAS, Assignor desires to assign an undivided twenty-six percent (26.0%) of its rights, title and interest in, to and under the Agreement to Assignee as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Commitment shall remain unchanged and continue in full force and effect.

AEI FUND MANAGEMENT, INC.
("Assignor")


By: /s/ Robert P Johnson
        Robert P. Johnson, its President

AEI INCOME &GROWTH FUND 24 LLC
("Assignee")

BY: AEI FUND MANAGEMENT XXI, INC.


By: /s/ Robert P Johnson
        Robert P. Johnson, its President













                   SALE-PURCHASE AGREEMENT
                           Between


                 UNITED REALTY COMPANIES LLC
           A New Jersey Limited Liability Company

                             And

                 AEI FUND MANAGEMENT, INC.,
                       or its Assigns






                          Premises:

                      WINN-DIXIE STORE
                       Panama City, FL








                   SALE-PURCHASE AGREEMENT


           SALE-PURCHASE AGREEMENT, made this 4th day of August, 2003, between UNITED REALTY COMPANIES LLC, a New Jersey Limited Liability Company, having a mailing address at No. 277 Fairfield Road/Suite 318, Fairfield, New Jersey, 07004-1931, (the "Seller") and AEI FUND MANAGEMENT, INC., or its assigns, having a mailing address at No. 1300 MN World Trade Center, 30 Seventh Street East, St. Paul, Minnesota, 55101, (the "Purchaser"), or Purchaser's assigns.

                    W I T N E S S E T H:

          1.  Premises Purchased.  Seller agrees to sell  to
Purchaser, and Purchaser agrees to purchase from Seller  the
following   (hereinafter   collectively   referred   to   as
"Premises"):

              A. The real property described in Exhibit "A" attached hereto and made a part hereof (hereinafter referred to as the "Land"), located in Panama City, Florida.

              B. The buildings and improvements (hereinafter referred to as the "Improvements") which are located on the Land.

              C. All fixtures and equipment and other personal property owned by Seller and affixed to the Land or Improvements including without limitation those items set forth in Exhibit "B", attached hereto and made a part hereof.

              D. All intangible property and the right to the use thereof, and subject to the rights of the tenant in possession under the lease, Seller's interest in such lease and any security deposit required thereunder.

               E. Seller's interest in any easements, covenants and other rights, appurtenant to the Land or Improvements and any land lying in the bed of any street, road, avenue, or alley, open, proposed or closed, in front of or adjoining the Land, to the center line thereof.

           2. Purchase Price. The consideration for the sale shall be as follows:

              A. Within three (3) banking days of the effective date of this Agreement, Purchaser shall deposit the amount of One Hundred Thousand and no/100 ($100,000.00) Dollars (hereinafter "Deposit") to Chicago Title Insurance Company, (hereinafter "Escrow Agent"), having a mailing address at No. 301 East Hanover Avenue, Morristown, New
Jersey,  07960,                   to be held  in  accordance
with the terms and conditions of Paragraph 15 hereunder. In the event this deposit is not posted within three (3) business days of the Effective Date of this Agreement, the Agreement shall be null and void and of no further force or effect.

               B. On the Closing Date (as hereinafter defined), Purchaser shall wire transfer in immediate available funds in accordance with wiring instructions to Escrow Agent the amount of Four Million Five Hundred Fifty Thousand and no/100 ($4,550,000.00) Dollars. The Deposit shall be credited against said amount and any adjustments and any net prorations chargeable against Seller shall be a credit against said sum; otherwise, said amount shall be increased by the amounts chargeable against Purchaser; and

           3.    Intentionally omitted.

           4. Permitted Exceptions to Title. The Premises shall be conveyed subject to the rights of the tenant on the Lease Schedule described in Exhibit "E" attached hereto and made a part hereof, and subject to Purchaser's prior written approval, Lease or extensions of the Lease affecting the Premises made between the date hereof and the Closing Date. The Lease described on Exhibit "E" and such Lease or extensions of the Lease hereafter made being hereinafter referred to as the "Lease". The conveyance shall also be subject to the matters of record, if any, set forth on Exhibit "F" attached hereto and made a part hereof. The Lease and the matters of record set forth in Exhibit "F" are collectively referred to as the "Permitted Exceptions".

           Notwithstanding the above, Purchaser  shall  have
the   right   to   disapprove  Permitted   Exceptions   upon
examination.

           5. Closing. The Closing shall take place at the offices of Purchaser or at a place and time mutually acceptable to Seller and Purchaser. The Closing shall occur on or before twenty (20) days from the expiration of Purchaser's Due Diligence Period ("Closing Date"), provided, however, that the Closing shall not occur earlier than the day of satisfaction of all contingencies contained in this Agreement, unless such contingencies have been waived by Purchaser.

           6. Violations. Any notices as to (i) violations of law or municipal ordinances, orders or requirements issued by the Departments of Building, Fire, Labor, Health or other Federal, State, County or Municipal departments having jurisdiction against or affecting the Premises; (ii) all insurance companies presently insuring the Premises against loss; (iii) the holder of the First Mortgage, and
(iv) terms of the Lease affecting the Premises, (including any deficiencies noted in the letter to be delivered by the Tenant under the Lease as set forth in subParagraph 10.D. hereof), shall be complied with by Seller at its sole cost and expense by the Closing Date, except as may be noted in Paragraph 8.G. The provisions of this Paragraph 6 shall survive the Closing Date.

          7. Special Assessments. If, on the Closing Date, the Premises or any part thereof shall be or shall have been affected by assessments which are, or which may become,
payable   in  annual  installments,  of  which   the   first
installment is then a charge or lien, or has been paid, then, for the purposes of this Agreement, all of the unpaid installments of any such assessments, including those which are to become due and payable after the Closing Date, shall be deemed to be liens upon the premises affected thereby and shall be paid and discharged by the Seller on or before the Closing Date.

            8.    Representations  and  Warranties.   Seller
represents, warrants and agrees, as of the closing date hereof, that:

              A. the Seller owns title to the Premises free and clear of all liens and encumbrances except as herein set forth;

              B. the lease, tenancy, rent, charges and security deposit affecting the Premises on the date hereof, are accurately shown on Exhibit "E"; complete copy of the Lease and all amendments, guarantees and other documents relating thereto have been delivered to the Purchaser; the Lease is in full force and effect, and neither landlord nor the tenant are in default of any of their obligations under the Lease; the Tenant is in possession of the space leased by them on a rent paying basis; the rent shown in Exhibit "E" is actually being paid by the Tenant; the Tenant has not paid rent for more than one (1) month in advance; the Tenant neither claims or is entitled to "free" rent, rent concessions, rebates or rent abatements; the tenant neither claims or is entitled to any set-offs against rent; all work required to be performed by the landlord under the Lease has been completed; the Seller has assigned none of its rights under the Lease with the exception, if applicable, of a collateral assignment to the holder of the First Mortgage; the Tenant's use or occupancy is not in violation of any environmental rules, regulations or criteria established by local, state or federal law; no representation or covenant has been made by the Seller to the Tenant under the Lease except as incorporated in their Lease;

              C.   There are no employees of Seller who work
at   the   Premises  or  service  or  maintenance  contracts
affecting the Premises.

              D. The use being made of the Premises at present is in conformity with the certificate of occupancy issued for the Premises; all required certificates and permits have been issued and are in full force and effect; the Premises and the present use and condition thereof do not violate any applicable deed restrictions, zoning or subdivision regulations urban redevelopment plans, and are not designated by any governmental agency to be in a flood plain area; the Premises and the Tenant's use are not in violation of any local, state or federal environmental laws;

               E.    All  water,  sewer,  gas,  electricity,
telephone and other utilities serving the Premises are supplied directly to the Premises by facilities of public utilities;

              F. There is no litigation, proceeding (zoning or otherwise) or governmental investigation pending or threatened against or relating to the Premises or the transaction contemplated by this Agreement. No notice has been received or is anticipated of any violation or failure to comply with any law or municipal ordinance; Seller shall furnish Purchaser with copies of any violations received by Seller from the date hereof to Closing and Seller shall, at its expense, cure said violations prior to or within a reasonable time after Closing; alternatively, at Purchaser's option, Purchaser may accept a credit at Closing to the cash due at Closing in an amount acceptable to Purchaser to cure such violations;

              G. All existing lease commissions incurred by Seller or Seller's predecessor in title or of which Seller has knowledge of, including referral fees with respect to the Lease and the renewal of the Lease or with respect to other present or future rental agreements for the Premises, will be paid in full or before the Closing Date and there will be no lease commissions or referral fee obligations on the part of Purchaser incurred by Seller or which Seller has knowledge of in the future with respect to the Lease of any part of the Premises;

              H. That Seller is a limited liability company duly organized and in good standing under the laws of the State of New Jersey;

              I.   That  Peter  J.  Bonastia,  its  Managing
Member, is authorized to execute this Agreement on behalf of Seller and has full power and authority to execute and deliver all required closing documents;

             J. Seller is not a "foreign person" within the meaning of Section 1445(f) (3) of the Internal Revenue Code of 1954, as amended;

              K.   Seller has received no notice from Tenant
of any deficiencies in construction, any zoning concerns, or
environmental   issues  in  connection  with   the   Subject
Premises;

             L.   All of the representations, warranties and
agreements  set forth herein and elsewhere in the  Agreement shall survive the Closing Date, for a period of twelve  (12)
months.

          9.  Prorations and Adjustments.

              A. The following shall be adjusted between Seller and Purchaser against or as a credit to the cash portion of the purchase price to be paid by Purchaser to Seller on the Closing Date; all adjustments are to be made as of the Closing Date.

                (1)   rent and additional charges (including
but not by way of limitation percentage rents, cost of living increases, tax, insurance and common area charges). To the extent rents and additional charges cannot be determined as of the Closing Date, the amount of such percentage and additional charges for the period ending on the Closing Date, and all accounting showing the calculations thereof, shall be turned over to Seller by Purchaser if and when received to the extent same has not theretofore been received by Seller, and (i) if Seller has received greater than its appropriate portion as determined by this Paragraph, Seller shall remit the excess to Purchaser upon receipt of the aforesaid calculations or (ii) if Seller has received less than its appropriate portion as so determined, Purchaser shall remit such shortfall to
Seller at the time of the delivery of such calculations. Uncollected rent and additional charges, if any, for periods prior to the Closing Date shall within ten (10) days of receipt by Purchaser be transmitted and paid to Seller. On the Closing Date, the Seller shall furnish the Purchaser with a comprehensive and complete statement of prepaid rent and additional charges and pay over to the Purchaser any rent and or additional charges collected by Seller which pertain to any period of time commencing with and ending after the Closing Date. From and after the Closing Date, all rent and additional charges shall be first applied to current monthly rent and charges, and any balance shall be applied first to the most recent arrearage. Purchaser shall not be responsible to Seller for failure to collect but shall  use  good  faith efforts to collect  for  Seller  any delinquent rents or additional charges under the Lease. Purchaser shall have no obligation to incur any expense or to commence any legal action or proceeding against any tenant with respect to such delinquencies. Seller shall submit to Purchaser on the Closing Date all necessary backup material to enable Purchaser to bill tenant for additional charges for period prior to the Closing Date and Seller shall cooperate with Purchaser to assist Purchaser in remitting bills to the Tenant in a timely manner. The provisions of this subParagraph 9.A.(1) shall survive the Closing Date;

              (2) the Seller shall pay to the Purchaser the amount of the security deposits and interest obligated to be paid for the Tenant's benefit, if any, held by Seller;

              B. In the event that the amount of any prorated item is not known at Closing, the parties agree that such items shall be prorated at Closing upon the basis of the best information available, and shall be adjusted when the actual amount(s) of such items are known, with appropriate charges and credits to be made. In the event any adjustment pursuant to this subParagraph 9.B., subsequent to the Closing Date, shall be necessitated, then either party hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, and such amount shall be paid within ten (10) days from receipt of the invoice. The provisions of this subParagraph 9.B. shall survive the Closing Date.

           C. All transfer taxes due as a result of this transaction shall be shared equally by Seller and Purchaser.

           D. Real estate taxes shall not be pro-rated as Tenant pays taxes when due and payable (and not when assessed) directly; provided, however, if Tenant shall not make payment for such taxes, Seller and Purchaser shall have responsibility for the same pro-rata from the date of closing.

           10. Procedure for Closing. At the Closing, the Seller shall deliver to the Purchaser:
              A. A good and sufficient Warranty Deed (the "Deed"), duly executed and acknowledged by Seller and in form for recording, containing all customary covenants free of all liens and encumbrances other than "Permitted Exceptions". Seller shall pay the recording fees resulting from the recording of the Deed.

              B.   An  assignment (the "Assignment") of  the
Lease, collateral guarantees and all security deposits made thereunder. Seller shall represent and warrant in such assignment that there have been no prior assignments of the Lease, except, if applicable, a collateral assignment to the holder of the First Mortgage.

                This assignment shall include an indemnity from the Seller for acts and obligations of the Landlord prior to closing and an indemnity from the Buyer for acts and obligations of the Landlord on and after closing.

             C. Executed counterparts of the Lease and any amendments, guarantees and other documents relating thereto, together with a schedule of the security deposit paid by tenant thereunder, and interest, if any earned thereon.

             D. A letter from the tenant under Lease, which shall be dated within thirty (30) days of the Closing Date, in the form and substance of the letter attached hereto and made a part hereof as Exhibit "K".

              E. A bill of sale (the "Bill of Sale") transferring and selling all right, title and interest in and to the personal property shown on Exhibit "B" .

              F. Signed notice to the Tenant of the Premises, in form and substance satisfactory to the Purchaser, advising them of the sale of the Premises and directing them where to send all future rent and notices.

              G. If Seller is a corporation, resolutions of Seller authorizing the sale of the Premises pursuant to this Agreement and the authority of the officer executing the closing documents on behalf of Seller.

              H. An affidavit executed by Seller and dated as of the Closing Date, stating that all of Seller's warranties and representations contained in this Agreement are true and correct as of the Closing Date. All such warranties and representations shall survive the Closing Date.

              I. A rent roll certified as true and correct as of the Closing setting forth the lease information specified in Exhibit "E" .

              J. All consents or notices required to be obtained or given under the terms of the Lease or any Permitted Exception.

              K. An Affidavit in the form of Exhibit "L" attached hereto and made a part hereof.

              L. Any additional documents required by the title insurance company (as hereinafter defined); and, Seller agrees to cooperate with Purchaser's lender, if any, for reasonable documentation required by said lender to close the transaction.

      Drafts of the documents described in this Paragraph 10 and a proposed schedule of apportionments shall be delivered by the Seller to the Purchaser's attorney for review and approval at least five (5) business days prior to the Closing Date.

            11.   Title  Objections;  Survey  and  Permitted
Exceptions.

             A. Seller, within ten (10) days after the date hereof, shall make an application to obtain title insurance report (ALTA Form B - 1970 Revised Standard Form, Extended Coverage or Equivalent) ("Title Report") from a nationally recognized title company authorized to do business in the State of Florida (the "Title Company") and shall cause the delivery of a copy thereof together with legible copies of all documents shown as exceptions therein to each of the attorneys for Seller and Purchaser. The cost of the Title Report shall be paid by Seller and the cost of the title insurance shall be paid by Seller.

              B. Subject to the Permitted Exceptions shown on Exhibit "F" if the Title Report or the Survey to be delivered pursuant to Paragraph 11.E. below discloses any lien, encumbrance, easement, restrictive covenant, security interest, judgment, tax lien or any other exception to title (collectively "Objections"), Purchaser shall have ten (10) days following its later receipt of the Title Report or continuation of Title Report and the Survey disclosing the basis for the Objections within which to give Seller notice ("Objection Notice") of its objection. If Purchaser shall fail to so notify the Seller within that time period, the Title Report or such item not objected to as aforesaid shall be deemed a Permitted Exception. If Purchaser serves an Objection Notice and provides Seller with a description of the Objection, Seller shall, subject to the provisions of Paragraph 11.E. below, remove the basis for the Objection. If Seller shall elect to attempt to remove the Objection, Seller shall have the right to adjournments of Closing of up to thirty (30) days. If Seller shall fail to remove the basis for the Objection Notice within that thirty (30) day period, Purchaser shall have the rights to (1) acquire the Premises subject to such Objection or (2) to terminate this Agreement. In the event Purchaser so elects to terminate, the Escrow Agent shall return the Deposit to Purchaser. Upon Purchaser's receipt of the Deposit, this Agreement shall terminate and neither party shall have any further obligation or liability to the other.

              C. The existence of liens or encumbrances shall not be deemed the basis for an Objection if Seller shall elect to remove by executing instruments in recordable form necessary to discharge any such liens or encumbrances to be delivered to Purchaser at Closing. Seller shall not be deemed to be unable to deliver title in accordance with this agreement on account of and Seller shall be obligated to remove, any Objections created by Seller after the date hereof or any Mortgages, Deeds of Trust or similar liens created by Seller and any other Objections not created by Seller provided the same may be discharged the payment of liquidated sums and provided further that such other Objections not created by Seller do not exceed $100,000.00 in the aggregate.

               D. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same or similar to that of Seller, Seller will, on request, deliver to Purchaser an affidavit showing that such judgments, bankruptcies or other returns are not against Seller. Seller shall deliver such affidavits and or documentary evidence required by the Title Company to eliminate standard exceptions for matters of survey and mechanics liens and parties in possession other than tenant under Exhibit "E".

             E. Within ten (10) days after the date hereof, Seller shall deliver to Purchaser an on-the-ground as-built survey of the Premises prepared by a surveyor, duly licensed in the State of Florida, who is reasonably acceptable to both the Purchaser and the Title Company (the "Survey"). The cost of the Survey shall be borne by Seller.

          12.  Records; Certificates of Occupancy; Plans and
Specifications.

             A. At the Closing, the Seller shall deliver to the Purchaser photocopies of maintenance, management and leasing records for the Premises and originals of (i) the permanent certificate of occupancy for (each of ) the building(s) comprising the Premises, (ii) all required licenses and permits (iii) all unexpired warranties and guarantees which the Seller has received in connection with any work or services performed or equipment installed together with a duly executed assignment thereof and (iv) a complete set of as-built plans and specifications.

              Purchaser shall be provided copies of any existing unexpired warranties within ten (10) days of the date of the Purchase Agreement.

              B. In the event that any of the guarantees or warranties mentioned in subParagraph 12.A.(iii) above shall not be assignable to the Purchaser, the Seller, at no cost or expense to Seller, hereby agrees to assist Purchaser in recovering under such warranties and guarantees in the event of a claim arising thereunder. The provisions of this subParagraph 12.B. shall survive the Closing Date.

           13. Broker's Commission. Each of the parties hereto agrees that it has not dealt with any broker in connection with this transaction except Progressive NNN Properties and Terrace Associates ("Brokers"). If, as and when title closes the Seller agrees to pay a commission to Brokers, pursuant to the terms of a separate written agreement. Seller and Purchaser hereby each agree to indemnify and hold harmless each other from and against any cost, expenses, claim, liability or damage resulting from a breach of the representation and warranty contained herein and from any claim by any other broker in connection with this transaction. The party whose actions or alleged commitment form the basis of such claim shall bear all expenses, costs, etc. referred to in this Paragraph. The provisions of this Paragraph 13 shall survive the Closing Date.

          14. Eminent Domain; Destruction of Premises.

              A. If, prior to the Closing Date, all or any significant portion of the Premises is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), the Seller shall notify the Purchaser in writing of such fact and Purchaser shall have the option to terminate this Agreement upon notice to Seller given within twenty (20) days after the date of Purchaser's receipt of Seller's written notice aforesaid. For Purposes hereof, a "significant portion" shall include any one or more of the following: (i) any portion of the building(s) comprising a part of the Premises; (ii) the parking areas or driveways thereon (iii) any means of ingress or egress (iv) a termination of the Lease or rent reduction or abatement of any rent or additional charges under the Lease. If this Agreement is terminated, the Escrow Agent shall return the Deposit to the Purchaser. Upon Purchaser's receipt of the Deposit, this Agreement shall terminate and neither party shall have any further obligation or liability to the other. If Purchaser does not exercise this option to terminate this Agreement, or if other than a significant portion of the Premises is taken by eminent domain, there shall be a reduction in the cash portion of the purchase price by an amount equal to all awards for the taking by eminent domain. In such event, Seller shall be entitled to receive and keep all awards for the taking by eminent domain.

              B.   If, prior to the Closing Date, a material
part of the building(s) comprising a part of the Premises, the parking areas or driveways, any means of ingress thereto or egress therefrom or the personal property subject to this Agreement is destroyed by fire or other casualty ("material" herein deemed to be any destruction greater than "immaterial" as defined below), Seller shall notify the Purchaser in writing of such fact (which writing shall detail the amount of insurance recoverable) and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given within twenty (20) days after Purchaser's receipt of Seller's written notice aforesaid and the written notice of the First Mortgagee's decision regarding the use of the insurance proceeds. Upon such termination, the Escrow Agent shall return the Deposit to Purchaser. Upon Purchaser's receipt of the Deposit this Agreement shall terminate and neither party shall have any further obligation or liability to the other. In the event Purchaser does not so elect to terminate this Agreement as aforesaid, or there is damage to or destruction of an immaterial part of said building(s), parking areas, driveways or means or ingress or egress or personal property by fire or other casualty, Seller shall assign to Purchaser any insurance claims and the amount of any deductible shall be subtracted from the cash portion of the purchase price and Purchaser shall acquire the Premises pursuant to this Agreement. An "immaterial" part of the building(s), parking areas, driveways or means of ingress or egress or personal property shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall be Twenty-Five Thousand ($25,000,00) Dollars or less.

           15.    Deposit  -  Duties of Escrow  Agent.   The
Deposit shall be held by the Escrow Agent, in trust, on the terms hereinafter set forth:

              A. The Escrow Agent, if directed by Purchaser to do so, shall deposit the Deposit in an interest-bearing commercial bank account in the State of New Jersey; shall not commingle the Deposit with any funds of the Escrow Agent or other; and shall promptly advise Seller and Purchaser that the Deposit is made, the bank name and account number.

              B. The Escrow Agent shall deliver the Deposit to Seller or to Purchaser, as the case may be, under the following conditions:

               (i) To Seller on the Closing Date, provided, closing shall occur pursuant to the Agreement; or

                (ii)   To  Seller  upon receipt  of  written
demand therefor ("Seller's Demand for Deposit") stating that Purchaser has defaulted in the performance of Purchaser's obligation to close under this Agreement and the facts and circumstances underlying such default; provided, however, that the Escrow Agent shall not honor such demand until more than ten (10) days after the Escrow Agent shall have sent a copy of such demand to Purchaser in accordance with the provisions of subParagraph 15. C. of this Agreement, nor thereafter, if the Escrow Agent shall have received a "Notice of Objection" (as such quoted term is defined in subParagraph 15.C. of this Agreement) from Purchaser within such ten (10) day period; or

                (iii)   To Purchaser upon receipt of written
demand therefor ("Purchaser's Demand for Deposit") stating that this Agreement has been terminated in accordance with the provisions hereof, or that Seller has defaulted in the performance of any of Seller's obligations under this Agreement, and the facts and circumstances underlying the same; provided, however, that the Escrow Agent shall not honor such demand until more than ten (10) days after the Escrow Agent shall have sent a copy of such demand to Seller in accordance with the provisions of subParagraph 15.C. of this Agreement nor thereafter, if the Escrow Agent shall have received a "Notice of Objection" from Seller within such ten (10) day period; except Escrow Agent shall not comply with the terms of any Notice of Objection from Seller where the Purchaser's termination is based on its exercise of rights under Paragraphs 11 and/or 17 of this Agreement, and shall immediately release the Deposit and/or Additional Deposit to Purchaser without the need for further instruction from the parties.

             C. Within two (2) business days of the receipt by the Escrow Agent of a Seller's Demand for Deposit or a Purchaser's Demand for Deposit the Escrow Agent shall send a copy thereof to the other party by certified or registered mail, return receipt requested or by overnight courier service with a signature required for delivery and otherwise as provided in Paragraph 23 of this Agreement. The other party shall have the right to object to the delivery of the Deposit by sending written notice (the "Notice of Objection") of such objection to the Escrow Agent by certified or registered mail, return receipt requested or by overnight courier service with a signature required for delivery and otherwise as provided in Paragraph 23 of this Agreement, which Notice of Objection shall be deemed null and void and ineffective if such Notice of Objection is not received by the Escrow Agent within the time periods prescribed in subParagraph 15.B. of this Agreement. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of a Notice of Objection, the Escrow Agent shall promptly send a copy thereto to the party who sent the written Demand.

              D. In the event the Escrow Agent shall have received the Notice of Objection within the time periods prescribed in subParagraph 15.B. of this Agreement, the Escrow Agent shall continue to hold the Deposit until (i) the Escrow Agent receives written notice from Seller and Purchaser directing the disbursement of the Deposit, in which case the Escrow Agent shall then disburse the Deposit in accordance with such direction, or (ii) in the event of litigation between Seller and Purchaser, the Escrow Agent shall deliver the Deposit to the clerk of the court in which said litigation is pending, or (iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, at the Escrow Agent's option, elect in order to terminate the
Escrow  Agent's  duties  including,  but  not  limited   to,
depositing the Deposit in any court within the judicial jurisdiction of where the Premises are located and bring an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party.

              E. It is agreed that the duties of the Escrow Agent are only as herein specifically provided, and subject to the provisions of subParagraph 15 B., 15. C., 15. D., 15.
G. and 15. H. hereof, are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith. The Seller and Purchaser each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder.

             F. The Escrow Agent is acting as a stakeholder only with respect to the Deposit. Upon making delivery of the Deposit in the manner herein provided, the Escrow Agent shall have no further liability hereunder.

              G. The Escrow Agent shall either execute this Agreement or indicate in writing that it has accepted the role of Escrow Agent pursuant to Agreement which in either case will confirm that the Escrow Agent is holding and will hold the Deposit in escrow, pursuant to the provisions of this Agreement.

              H. Upon Closing of title, any interest earned on the Deposit shall be delivered to Purchaser. Upon delivery of the Deposit to Seller under subParagraph 15.B.
(ii), interest shall be delivered to Seller, and upon delivery of the Deposit to Purchaser under Paragraph 15.B.
(iii), interest shall be delivered to Purchaser.

           16.   Covenants of Seller Pending  Closing.   The
Seller  agrees that between the date hereof and the  Closing
Date;

             (a) Seller shall not modify, cancel, extend or otherwise change in any manner any insurance policy insuring the Premises, or the Lease, nor enter into any contracts for services or otherwise that may be binding upon the Premises or upon the Purchaser nor shall any easements be created or any licenses given to the Premises, nor shall any legal action be taken in connection with the Premises, nor enter into any new lease of space in the Premises, without the express prior written consent of Purchaser;

              (b) Seller shall provide or cause to be provided all such services with respect to the Premises and leased space therein that are now required to be provided or, if not so required, that have customarily been provided;

               (c) Seller shall maintain and keep the Premises, the building(s) and Improvements thereon, including mechanical equipment of every kind used in the operation thereof, in good order and condition so that the same shall be in such condition on the Closing Date, reasonable wear and tear excepted.

            17. Conditions Precedent to Closing. The obligations of Purchaser to consummate this Agreement and to render performance hereunder shall be subject to the satisfaction of each and all of the following conditions precedent, except to the extent that any of such conditions may, in Purchaser's sole judgment and discretion, be waived by Purchaser, but a failure to discover or a waiver of any circumstances made a condition of this Agreement shall not constitute a waiver of any warranties and representations provided in this Agreement unless any such waiver specifically so states.

              A. Purchaser, at its sole cost and expense, shall have the right to make the following inspections and to approve of same:

             1.  engineer's report relating to any aspect of
the   Premises  including  but  not  limited  to  structural
condition and subsurface condition, asbestos and hazardous material inspections; and

              2. examination of Seller's books and records of account relating to the Premises, for at least three (3) years, including, but not by way of limitation, monthly operating statements, tax bills, utility bills and records of service contract payments and all other expenses incurred in the operation of the Premises, together with all information reflecting or indicating income derived from the Premises. The Seller shall cooperate with the Purchaser's accountants and attorneys, shall allow such persons to make extracts from the aforesaid books and records and shall respond fully and candidly to inquiries made by such accountants and attorneys. If Seller shall have audited statements of the operation of the Premises for the prior three (3) years same shall be made available to Purchaser; alternatively, Seller shall provide Purchaser or Purchaser's accountant with all information necessary to prepare the audited statements for the prior three (3) years; and

               3.    examination   by   Purchaser   or   its
representative of the Lease and files relating thereto; and

              4. Seller shall provide a current Phase I Environmental Assessment and a Reliance letter certified by the Buyer at no cost to Buyer. Additionally, Seller will provide, if available, copies of any soils reports and certificates of substantial completion by a project architect or the general contractor.

             5. Seller agrees to provide any documents or information that comes to Seller's attention during the due diligence period that may render the due diligence materials inaccurate or materially and adversely misleading or false, with a corresponding five-day period for Buyer to review such materials after receipt by Buyer.

              Purchaser shall have until August 11, 2003, (/s/ rj /s/ pjb) to complete such inspections and examinations and to obtain Board of Director approval of the transaction and shall have the unconditional right to terminate this Agreement with no further obligation by notice given to Seller on or before such date. If Purchaser shall elect to terminate this Agreement, the Escrow Agent shall, return to Purchaser the Deposit. Upon Purchaser's receipt of the Deposit this Agreement shall terminate and neither party shall have any further obligation or liability to the other. If Purchaser shall not elect to cancel this Agreement prior to August 11, 2003, (/s/ rj /s/ pjb) such rights of cancellation shall be deemed waived. If Purchaser shall not terminate this Agreement as aforesaid Purchaser shall have the continuing right, at its sole cost and expense, to inspect and audit (upon reasonable notice and during business hours) Seller's books and records through the Closing Date.

              B.   Purchaser  shall not have discovered  any
material   error,   misstatement   or   omission   in    the
representations  or  warranties  made  by  Seller  in   this
agreement.

              C. The Purchaser shall obtain at Closing an Owners Policy of Title Insurance (ALTA Form B-1970 Revised Standard Form, with Extended Coverage or Equivalent) issued in accordance with the Commitment described in Paragraph 11 hereof. Taxes, even though a lien against the Premises, will be acceptable exceptions only if they are specified as "not yet due and payable" and if proration has been made therefore at Closing.

             D. All covenants and agreements made by Seller which are to be completed on or before the Closing shall have been performed.

          18.  Intentionally omitted.

           19. Additional Documents. Seller and Purchaser agree to deliver to each other such further instruments and/or documents as reasonably requested and for the purpose of carrying out/consummating the transaction(s) contemplated by this Sale-Purchase Agreement.



           20. Inspections of Premises and Communication with Tenant.

                A.     Purchaser    and    its    authorized
representatives are hereby granted the right to enter upon and inspect the Premises from time to time on and before the Closing Date, provided Purchaser restores any damage to the Premises caused by such inspections.

              B. Purchaser is authorized by Seller to approach the tenant under the Lease to confirm data provide by Seller with respect to the Lease.

            21. Purchaser's Remedies. Subject to the provisions of Paragraph 15 hereof, in the event of Seller's default hereunder or breach of any covenant, warranty or representation at Purchaser's option, the Deposit will be immediately returned to Purchaser by the Escrow Agent and Purchaser, in addition to all other legal remedies available to it by reason of Seller's default, shall have the right to obtain specific performance of Seller's obligations hereunder.

           22. Liquidated Damages. If Seller shall tender the Deed, Assignment and Bill of Sale and any other instruments required by this Agreement in full compliance with its obligations hereunder and Purchaser shall fail or refuse to close title as required by the terms of this Agreement, or if Purchaser otherwise defaults hereunder so that Seller has the right to refuse to close title, then subject to the provisions of Paragraph 15 hereof, the Deposit shall be paid to Seller by the Escrow Agent as liquidated damages for the Purchaser's default. In connection with the foregoing, the parties recognize that Seller will incur expense in connection with the transaction contemplated by this Agreement and that the Premises will be removed from the market and further, that it is extremely difficult and impractical to ascertain the extent of detriment to Seller caused by the breach by Purchaser under this Agreement and the failure of the consummation of the transaction contemplated by this Agreement or the amount of compensation Seller should receive as a result of Purchaser's breach or default. In the event the sale of the Premises shall not be consummated on account of Purchaser's default, then the retention of the Deposit shall be Seller's sole and exclusive remedy and shall be in lieu of any other monetary or any other relief; in all events, the liability of Purchaser for loss or damage resulting from or in any way connected with this Agreement or any default hereunder in the event such sale shall not be consummated shall be limited to the aggregate amount of the Deposit, plus any interest earned thereon.

            23. Indemnification. The Seller hereby indemnifies the Purchaser against, and holds the Purchaser harmless from, all losses, damages, costs and expenses, including, without limitation, legal fees and disbursements claimed against the Premises or claimed against or incurred by the Purchaser subsequent to the date of this Agreement
(i) by reason of any claim or litigation against the Purchaser, the Seller, the Premises, or others relating to the Premises and arising from acts, occurrences or matters that originated prior to the Closing Date hereunder, and/or
(ii) arising hereunder or under any agreements, oral or written whereby the Seller was required to or proceeded to construct improvements on the Premises or to make repairs effective prior to the Closing Date or otherwise incurred debts on behalf of the Premises. Purchaser hereby indemnifies the Seller and holds the Seller harmless with respect to the foregoing as it relates to matters that originate subsequent to the Closing Date with respect to or relating to the Premises. The provisions of this Paragraph 23 shall survive the Closing Date.

           24. Assignment. Purchaser may freely assign the rights and delegate the duties assumed by it as a result hereof but such assignment or delegation shall not release or excuse Purchaser from its liability to Seller under this Agreement. Upon the written assignment delivered to Seller, Seller agrees to accept the performance of Purchaser's assignee and to perform this contract for the benefit of Purchaser's assignee.

           25. Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and delivered to the party to which the notice, demand or request is being made by overnight courier service with a signature required for delivery as follows:


              To the Seller:    UNITED REALTY COMPANIES LLC
                                A New Jersey Limited Liability Company
                                277 Fairfield Road/Suite 318
                                Fairfield, NJ 07004
                                Attention:  Peter J. Bonastia,
                                Managing Member
                                973/882-0233
                                973/882-6557
                                unitedcompanies@rcn.com


              With a Copy to:   STEVEN M. REISMAN, ESQUIRE
                                340 West Passaic Street
                                Rochelle Park, NJ 07662
                                201/843-0238
                                201/587-8777 Facsimile


              To the Purchaser: AEI FUND MANAGEMENT, INC.
                                1300 MN World Trade Center
                                30 Seventh Street East
                                St. Paul, MN 55101
                                Attention:  George Rerat
                                651/227-7333
                                651/227-7705  (Facsimile)


              With a copy to:   MICHAEL B. DAUGHERTY, ESQUIRE
                                1300 Wells Fargo Place
                                St. Paul, MN 55101
                                612/720-0777
                                612/677-3181 (Facsimile)


              Escrow  Agent:    FIRST AMERICAN TITLE INUSRANCE
                                COMPANY OF NEW YORK
                                633 Third Avenue
                                New York, NY  10017
                                212/922-9700
                                800/437-1234

      Notices, demands and requests which shall be served upon either party in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand, or request shall be placed with a courier for delivery.

           26. Entire Agreement. This Agreement together with Exhibits "A", "E", "F", "K" and "L" attached hereto and made a part hereof and enumerated in Schedule I contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

           27. Modification. This Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instrument.

           28. Waiver. No waiver by either party of any failure or refusal to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

           29. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall bind the heirs, executors, administrators, successors and assigns of the respective parties.

           30. Severability. If any term or provisions of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          31. Counterparts. This Agreement may be executed in two or more counterparts each of which when executed and delivered as prescribed shall constitute an original.

           32.   Applicable  Law.  The  provisions  of  this
Agreement shall be construed in accordance with the laws of the State of Florida.

           33. Effective Date. The date of this Agreement shall be the date Purchaser shall be in receipt of this Agreement signed by Seller and a letter of confirmation establishing the date shall be executed by both parties.


           IN WITNESS WHEREOF, the parties have executed this agreement the day and year first written above.

                         (SELLER)
                         UNITED MORTGAGE & EQUITY, LLC
                         A New Jersey Limited Liability Company



                         By:  /s/ Peter J Bonastia
                                  PETER J. BONASTIA
                                  Managing Member


                         (PURCHASER)
                         AEI FUND MANAGEMENT, INC.
                         Or Assigns



                         By: /s/ Robert P Johnson
                         Name:
                         Title:



The undersigned has executed this Agreement solely to confirm its acceptance of the duties of Escrow Agent as set forth in Paragraph 15 hereof.

                         (ESCROW AGENT)
                         FIRST AMERICAN TITLE INSURANCE
                         COMPANY OF NEW YORK



                         By: /s/ Steven Waldorn
                         Name: Steve Waldorn
                         Title:    V.P.








                         EXHIBIT "A"

                    Property Description



Issuing Office File No.:  34632-T

PARCEL I:

A parcel of land located within Lots 24, 25 and 40 of The St. Andrew's Bay Development Company's Plat of Section 24, Township 3 South, Range 14 West, Bay County, Florida, recorded in Plat Book 6, Page 16, more particularly described as follows:

Commence  at  the  Northeast corner of Lot  24  of  the  St.
Andrews Bay Development Company's Plat of Section 24, Township 3 South, Range 14 West, Bay County, Florida; thence run North 90 00 East, 247.51 feet; thence South 38 58 East,
334.41 feet to the Northwesterly right-of-way of U.S. Highway No. 231; thence South 52 26 West along said Right of Way, a distance of 630.46 feet; thence North 89 28 24 West,
88.73 feet to the Point of Beginning; thence South 28 45 40 East, 56.95 feet to the Northwesterly right-of-way of U.S. Highway No. 231; thence South 52 26 West, 515.96 feet along said right-of-way line ; thence North 30 20 25 West, 165.45 feet; thence North 86 31 17 West, 86.29 feet to the Easterly right-of-way of Transmitter Road; thence North 3 32 45 East
289.68 feet along said right-of-way; thence South 86 35 29 East, 27.90 feet; thence North 3 32 45 East 289.68 feet along said Transmitter Road right-of-way to the Southerly right-of-way of 37th Plaza; thence South 88 24 35 East,
510.94 feet along said Southerly right-of-way to the Northwest corner of the poperty described in Deed to Richardson Cabinet Supply, Inc., recorded in O.R. Book 1430, Page 894, Bay County Records; thence South 3 45 06 West,
295.84 feet and along the West line of said Richardson Cabinet Supply, Inc. property to the Point of Beginning.

PARCEL II:

Non-exclusive temporary construction easement, non-exclusive encroachment easement, non-exclusive easements for ingress, egress, utilities and parking as disclosed in the Covenant and Easement Agreement between Bauman Chiropractic Clinic, P.A., and Transmitter Crossing, L.L.C., dated may 15, 1996, recorded May 28, 1996 in O.R. Book 1635, page 1789, Bay Coutny Records over the lands described as follows:

A  Parcel  of land located within Lot 40 of the St.  Andre's
Bay  Development Company's Plat of Section 24,  Township  3,
South, Range 14 West, Bay County, Florida more particularly described as follows:

Commence  at  the  Northeast corner of Lot  24  of  the  St.
Andrew's Bay Development Company's Plat of Section 24, Township 3 south, Range 14 West, Bay County, Florida; thence run North 90 00 East, 247.51 feet; thence South 38 58 East,
334.41 feet to the Northwesterly right-of-way of U.S. Highway No. 231; thence South 52 26 West along said right of way, a distance of 630.46 feet; thence Nroth 89 28 24 West,
88.73 feet; thence South 28 45 40 East, 56.95 feet to the Northwesterly right-of-way of U.S. Highway No. 231; thence South 52 26 West 515.96 feet to the Point of Beginning along said right-of-way line; thence continue South 52 26 West
19.73 feet along said right-of-way line thence North 30 20 25 West 151.61 feet; thence North 86 31 06 West, 79.07 feet to the Easterly right of way of Transmitter Road; thence North 3 23 32 East, 24.45 feet along said right of way, thence South 86 31 17 East, 86.29 feet; thence South 30 20 25 East, 165.45 feet to the Point of Beginning.

Parcel No.: 11909-000-000 (As to Parcel I)




                              LEASE


      THIS LEASE, made this 13 th day of April, 1996 between SRC REALTY, L.L.C., an Alabama limited liability company ("Landlord") and WINN-DIXIE MONTGOMERY, INC., a Kentucky corporation authorized to do business in the plural, and the heirs, legal representatives, successors and assigns of the respective parties;


                           WITNESSETH:


PREMISES

                 That the Landlord, in consideration of the rents herein reserved and the covenants of the Tenant, does hereby lease and demise unto Tenant, for the life term hereinafter specified, the following described land and improvements thereon:


That certain piece, parcel or tract of land located near the northeasterly corner of the intersection of U .S. Highway #231 and Transmitter Road in the City of Panama City, Bay County,
Florida, more particularly described as:








A parcel of land containing 6.45 Acres (281,135.08 Square feet), more or less located within Lots 24, 25 and 40 of The St. Andrew's Bay Development Company's Plat of Section 24, Township 3 South, Range 14 West, Bay County, Florida as recorded in Plat Book 6, Page 16; more particularly described as follows:

Commence at the Northeast corner of Lot 24 of the St. Andrews Bay Development Company's Plat of Section 24, Township 3 South, Range 14 West, Bay County, Florida; thence run N 90 00' E, 247.51 feet; thence S 38 58' E, 334.41 feet to the Northwesterly Right-of-Way of U.S. Highway No. 231; thence S 52 26' W along said R.O.W. a distance of 630.46 feet; thence N 89 28'24" W, 88.73 feet to the Point of Beginning; thence S 28 45'40 E, 56.95 feet to the Northwesterly R.O.W. of U.S. Highway No. 231; thence S 52 26 W, 515.96 feet along said R.O.W. line; thence N 30 20 25 W, 165.45 feet; thence N 86 31'17 W, 86.29 feet to the easterly R.O.W. of Transmitter Road; thence N 3 23 32W E, 238.82 feet along said R.OW.; thence S 86 35 29 E, 27.90 feet; thence N 3 32 45 E, 289.68 feet along said Transmitter Road R.O.W. to the Southerly R.O.W. of 37th Plaza; thence S 88 24 35 E, 510.94 feet along said Southerly R. 0. W. to the Northwest corner of the property described in deed to Richardson Cabinet Supply, Inc. recorded in O.R. Book 1430, Page 984, Bay County Records; thence S 3 45 06 W, 295.84 feet and along the West line of said Richardson Cabinet Supply, Inc property to the Point of Beginning.


Together  with a store building, approximately 220 feet in  width  by  200 feet in depth, together with vestibule and rear receiving room, parking area, sidewalks, service areas and other improvements to be constructed thereon by Landlord according to plans and specifications to be approved by the parties as herein provided, such land, store, building, parking area, sidewalks, service areas and other improvements being hereinafter known as the "demised premises."



TERM FOR THE TENANT TO HAVE AND TO HOLD from the date when Tenant opens the demised premises for the transaction of its business for an initial term of twenty (20) years from the commencement date. The parties agree to execute a supplemental agreement documenting the commencement date.


RENTAL I. The Tenant agrees to pay to the Landlord as minimum guaranteed rental for the demised premises during the term of this lease, and any extensions thereof, the sum of Three Hundred Seventy Four Thousand and No/100 Dollars ($374,000.00) per annum. The minimum guaranteed rental shall he paid in twelve (12) equal monthly installments of Thirty-One Thousand One Hundred Sixty Six and 67/100 Dollars ($31,166.67) per month, which installments shall he due and payable in advance on the first day of each and every calendar month of the lease term, and any extensions thereof.


In addition, the Tenant agrees to pay the Landlord a percentage rental equal to the amount, if any, by which one per cent (1%)of Tenant's gross sales made from the demised premises in each fiscal year of Tenant during the term of this lease, and any extensions thereof, exceeds the minimum guaranteed annual rental.


Any excess rent which may become due by reason of the percentage of sales provision shall he payable by the Tenant within sixty (60) days after the expiration of each fiscal year. However, upon final termination of the lease, if not extended, or upon termination of the last extension thereof, any excess rent which may be due by reason of the percentage of sales provision shall be payable by Tenant within sixty (60) days after such termination or expiration of the leasehold. The percentage rent for each fiscal year shall he calculated separately and without reference to the volume of sales of any other year. For purposes of calculation of the percentage rental due hereunder, the Tenant's fiscal year shall he approximately July 1st to June 30th of each year. The first monthly installment of rental shall be due on the first day of the next succeeding complete calendar month after the date the lease commences as hereinafter provided, and shall include any rent due for the preceding fractional month. Both guaranteed rental and percentage rental for fractional years and fractional months occurring at the beginning and end of the term, or any extension thereof, shall be pro-rated on the basis of the annual rental.


DEFINITION  1a.  The  term "gross sales" as used  herein  shall  mean  the
OF "GROSS   aggregate gross sales price of all merchandise sold in or from
SALES       from the demised  premises,  both for cash and on credit. Such term shall not include (1)  any  rental tax, or any sales tax, gross  receipts  tax,  or similar tax by whatever name called, the amount of which is determined by the amount of sales made, and which Tenant may be required to collect and account for to any governmental agency; (2) transfers of merchandise  made by the  Tenant  from the demised premises to any other  stores or warehouses of Tenant or  its affiliated companies; (3) credits or refunds  made  to customers  for  merchandise  returned  or exchanged;  (4)  all  sales of cigarettes and tobacco; (5) all receipts from vending machines, banks  and public  telephones;
            (6)  accommodation check cashing fees and accommodation sales,
            such   as  sales  of  postage  stamps, lottery entries,  money
            orders, government bonds or  savings stamps or similar  items;
            (7)  returns  of  merchandise  to  suppliers or manufacturers;
            (8)  net  amount   of  discounts  allowed  to  any  customers,
            including discounts resulting from the issuance to   customers
            of  trading  stamps, receipts  or  coupons   for  exchange  of
            merchandise or other things of value; and (9)  merchandise  or
            other  things  of   value  issued  as  a premium in connection
            with   any   sales   promotion   program.   Tenant   makes  no
            representation or warranty as to the amount of sales it expects to make in the demised premises.

RECORD OF   lb.  The Tenant shall keep complete accurate books and records
SALES       of its gross  sales  made  from  the demised  premises,  which books and records shall be kept by the  Tenant  at the  office address designated for notices. At the end of each fiscal year, or at the  end  of  the leasehold, if it sooner occurs, and at such time  as  the  percentage  rental  shall be  payable, the
            Tenant shall  submit  to  the Landlord a  written statement of the  gross  sales  made by Tenant  from  the demised  premises during  the  preceding  fiscal year. Such statement  of  sales shall  be treated as confidential by the Landlord and shall be conclusive unless  the Landlord, within ninety (90) days after receipt thereof, shall cause applicable  records to be audited
            in a manner  not   to   unreasonably  interfere  with Tenant's
            business by a certified public accountant employed and paid by the Landlord.




USE 2. The demised premises may be used for a retail food store, commonly referred to as a supermarket, dealing primarily in, but not limited to foals and food products, or for the conduct of any mercantile, retail or service business (including discount businesses), including a pharmacy.



           Notwithstanding  the  foregoing, the demised premises shall  be
       initially  opened  and  used  for a  retail  food  store,   commonly
       referred  to  as "supermarket", and shall continue to be so operated
       for  such  purpose  only   for  a  period of six (6) months provided,
       however,  Tenant  shall  not  thereafter  be required to continue to
       remain  open  for  business  even  for  the  operation  of  a   food
       supermarket or otherwise.




           Tenant at all times shall fully and promptly comply with all laws, ordinances and regulations of every lawful authority having jurisdiction of the premises, as such shall relate to the cleanliness and use of the premises and the character and manner of operation of the business conducted in or at the premises.



           Tenant shall not generate, handle, use, store, treat, discharge, release or dispose of any Hazardous Material at he demised premises except in full compliance with all Environmental Laws (defined below).



           For purposes of this Section, the term "Hazardous Material" shall mean all hazardous, toxic or dangerous waste, substance or material
       defined   as   such   in   (or for  purposes  of)  the  Comprehensive
       Environmental Response, Compensation and Liability Act of the United States Congress, or in any other law, regulation or order, now or
       hereafter in effect, of any  governmental   authority   regulating or
       imposing liability or standards of conduct relating to, any hazardous, toxic or dangerous waste, substance or material, all of said laws, regulations and orders being referred to herein as "Environmental Laws".





CONSTRUCTION  3. The  Landlord,  at  its  sole  cost  and  expense,   shall
OF STORE      diligently  proceed  to  construct a store building,  parking area, sidewalks, service area and other improvements for use and occupancy BUILDING by Tenant as shown on the site plan attached hereto marked Exhibit "A" and in conformity with the plans and specifications to be approved by both Landlord and Tenant. Said plans and specifications will be initialed by the parties hereto and when initialed shall constitute a part of this lease. Said plans and specifications shall provide for a completed store building, commonly referred to as a "lock and key job". Tenant shall furnish, install and connect its own trade fixtures and its compactor (or baler) on concrete pad to be erected by Landlord.





           The Landlord, at its sole cost and expense, shall grade and pave the parking areas, together with the sidewalks, driveways and service area, and shall provide proper and adequate water drainage and lighting system and operations therefor.



TITLE        3A. On or before thirty (30) days after the date on which  the
             last  of  both   Landlord and Tenant shall have executed  this
             Lease  (the  "Execution  Date"), Landlord  shall order from  a
             title   insurance  company reasonably  acceptable   to  Tenant
             (the "Title Company") and deliver to tenant's counsel at the address provided hereunder for copies of notices, a signed title insurance commitment dated no earlier than the Execution Date naming Tenant as the proposed insured and committing
             to  insure  Tenant's  leasehold   and  any   easement   rights
             granted to Tenant in connection therewith and shall provide Tenant with copies of all title exceptions (the "Commitment"). It shall be a condition to Tenant's obligation to pay rent
             under this Lease that title to Tenant's  leasehold and     the
             related easements, it' any, be subject only to those exceptions that are acceptable to Tenant or to which Tenant fails to timely
             object (collectively,   the  "Permitted Exceptions"). Landlord
             shall  deliver  the Commitment  to  Tenant on or before thirty
             (30) days after the Execution Date (the "Delivery Deadline"), and Tenant shall have ten (10) days after receiving both the Commitment and the Survey, as hereinafter defined (the "Title/ Survey Review Deadline") to examine the Commitment. Tenant shall, on or before the Title/Survey Review Deadline, provide written objections,if any, to Landlord as to exceptions listed in the Commitment. If title is found to be objectionable to Tenant, Tenant shall notify Landlord in writing on or before the Title/Survey Review Deadline as to those matters to which it objects ("Tenant's Title Objection Notice"). If Tenant timely sends to Landlord Tenant's Title Objection Notice, Landlord shall have ten (10) days after the date of receipt of such Tenant's Title Objection Notice to notify Tenant in writing whether Landlord is willing, in its reasonable judgment, or able to cure the objections before the Closing ("Landlord's Title Objection Response"). If Landlord states in Landlord's Title Objection Response that it is unable or unwilling to cure such objections, then Tenant shall have thirty (30) days to elect by written notice to Landlord whether to (I) waive the unsatisfied objections and occupy the demised premises
             subject  to   such   title  defects,  or  (2) terminate   this
             Lease.   If  Landlord  states in Landlord's  Title   Objection
             Response that Landlord is willing to cure the objections stated in Tenant's Title Objection Notice, then Landlord shall use reasonable efforts to cure such objections on or before the Commencement Date. If Landlord fails to so cure such objections, then Tenant may, at its sole option, either
             (1) waive its objections and proceed to occupy the demised premises subject to the title defects; or (2) terminate this Lease. On or before the Commencement Date, Landlord, at Landlord's sole expense, shall cause the Title Company to issue to Tenant a leasehold title policy showing Landlord as the owner of the demised  premises  and  insuring Tenant's
             leasehold  and  the  Cross  Easement  subject  only  to   the
             Permitted Exceptions in the amount of $3,842,000.00 (the "Title Policy"). If Landlord fails to timely provide the Commitment or the Title Policy, Tenant may terminate this Lease.



SURVEY 3B. On or before thirty (30) days after the Execution Date, Landlord shall order from a surveyor licensed in the gate in which the demised premises is located and deliver to Tenant's counsel at the address provided hereunder for copies of notices, six (6) sealed copies of an actual survey of the real property conducted or updated within ninety (90) days of the date of the Commitment, showing all improvements currently located thereon and the projected location of the store building, parking area, sidewalks, and service areas, (the "Survey"). Landlord shall deliver the Survey to Tenant on or before the Delivery Deadline. The Survey shall show the metes and bounds or plat legal description of the demised premises as shown on the Commitment, shall locate all exceptions shown in the Commitment that are capable of being so located, and shall hear the certificate attached hereto as Exhibit "B", and shall he otherwise sufficient to permit deletion of the survey exception from the Commitment and the Title Policy. Tenant shall have until the Title/Survey Review Deadline to review the Survey, if the Survey is found to be objectionable to Tenant, Tenant shall notify Landlord in writing on or before the Title/Survey Review Deadline as to those matters to which it objects ("Tenant's Survey Objection Notice"). If Tenant timely sends to Landlord Tenant's Survey Objection Notice, Landlord shall have ten (10) days after the date of receipt of such Tenant's Survey Objection Notice to notify Tenant in writing whether Landlord is willing, in its reasonable judgment, or able to cure the objections before the Closing ("Landlord's Survey Objection Response"). If Landlord states in Landlord's Survey Objection Response that it is unable or unwilling to cure such objections, then Tenant shall have thirty (30) days to elect by written notice to Landlord whether to (1) waive the unsatisfied objections and occupy the demised premises subject to such Survey defects, or (2) terminate this Lease. If
Landlord states in Landlord's Survey Objection Response that Landlord is willing to cure the objections stated in Tenant's Survey Objection Notice, then Landlord shall use reasonable efforts to cure such objections on or before the Commencement Date. If Landlord fails to so cure such objections and proceed to occupy the demised premises subject to the Survey defects; or (2) terminate this Lease. Within sixty (60) days after the Commencement Date, as defined in this Lease, Landlord shall provide to Tenant six (6) sealed copies of the Survey revised to show the store "as built".


ENVIRON-       3C.  On or before thirty (30) days after the Execution Date
MENTAL AUDIT   Landlord shall order and   deliver to Tenant's  counsel  at
               the address provided hereunder for copies of  notices on or
               before   the   Delivery  Deadline,  from  an  environmental
               consultant    reasonably    satisfactory   to  Tenant,   an
               environmental  audit  of  the demised premises addressed to
               Tenant which audit analyzes, addresses, investigates, and/or reports  as to those matters  recommended  to be included in a Phase I environmental site assessment pursuant to current
               ASTM standards (an "Audit"). Instead of providing the Audit,
               Landlord may provide a copy of an Audit  issued to Landlord within the  three  (3)  month  period immediately  prior to
               the  Execution  Date  together  with   a   letter from  the
               environmental   consultant  which   prepared   such   Audit
               stating that  Tenant  may rely thereon (the "Prior Audit").
               Tenant shall have  until  the Title/Survey Review  Deadline to  review either the Audit  or  the Prior Audit. If either reveals  any  environmental  condition  not  acceptable  to
               Tenant, in its sole judgment, Tenant shall notify  Landlord in writing. Landlord shall use reasonable efforts and shall have until sixty (60) days prior to the  Commencement  Date
               to  cure  any   environmental  condition   objected  to  by
               Tenant. If Landlord fails to so cure such environmental conditions, to Tenant's satisfaction, Tenant may terminate this Lease.




C0NSTRUCTION  4.  The final plans and specifications for  construction  of
PERIOD Tenant's store building and other improvements provided for herein shall be approved by both parties on or before April 15, 1996 and in the event the parties shall not approve the final plans and specifications to be evidenced by their initials thereon within said period, this lease shall be and become null and void and of no further force and effect unless the parties hereto shall mutually agree in writing to extend the period for approval of said plans and specifications.


The Landlord covenants and agrees that the construction of the store building, parking area and other improvements shall begin by September 1. 1996 after the approval of the plans and specifications by the parties hereto and shall be completed and tendered to the tenant substantially completed and ready for occupancy by September 1. 1997 that failing therein, the Tenant may, at its option, cancel and terminate this lease by delivering to the Landlord a writing evidencing its election to so terminate and the Tenant shall thereupon be relieved of and from all liability hereunder; provided, however, that if the Landlord's failure to complete substantially said improvements within the stipulated time shall be due to acts of God, strikes, riots, fire, flood, war, delay of carriers, material shortages, embargoes or inclement weather, or other similar happenings which are beyond the control of Landlord, and provided further the improvements shall be completed with all due diligence commensurate with such delay and in all events on or before December 1. 1997, said option to terminate shall not arise. If pursuant to this paragraph Tenant shall cancel or terminate this lease or if Landlord fails to commence or substantially complete construction of the store building by the above dates, Landlord agrees to give Tenant a "first right of refusal" on the same terms and conditions as Landlord is willing to grant to a bona fide third party, to be exercised within sixty (60) days after receipt of notice of the terms and conditions from the Landlord, to occupy any premises on the demised premises which Landlord may offer for use as a food supermarket. The "first right of refusal" shall be effective for a period of three (3) years from the date of such cancellation.



COMMENCE- 5. The Tenant shall open its store for business within sixty MENT DATE (60) days following substantial completion by the Landlord of the construction of the store building, parking area and other improvements and delivery of same to the Tenant as herein provided; and rent shall begin to accrue hereunder upon the date that the Tenant opens its store for business, or upon the expiration of sixty (60) days following substantial completion by the Landlord of the construction of the improvements and delivery of same to the Tenant, whichever date shall sooner occur. Notwithstanding the foregoing, Tenant shall have no obligation to open its store for business or commence paying rent until Landlord has recorded an enforceable agreement creating certain restrictive covenants and reciprocal easements for ingress and egress and parking between the demised premises and the outparcel identified on Exhibit "A" as "Not A Part of This Development," in a form substantially similar to that attached hereto marked Exhibit "C." No acceptance of possession of the demised premises, opening for business by Tenant nor payment of rent under this lease shall constitute acceptance by Tenant of defective work or materials or of work not completed in accordance with plans and specifications.





UTILITIES  6.  The  Tenant  agrees  to  pay  all  charges  for  telephone, electricity, water, gas and other utilities and services used by Tenant in its store building, and Landlord agrees at all times to provide Tenant with access to such utilities. Tenant shall be responsible for any charges for the fire alarm system, static or flowing water to supply the fire sprinkler system, but Landlord shall be responsible for any "hook up" fees or other charges incident to providing access initially to any utility.



TENANT'S   7.  Upon  completion of construction  and  acceptance  of   the
REPAIRS demised premises by Tenant, Tenant agrees during the initial term hereby granted and extension or renewal thereof, to
           perform   all   maintenance  necessary  to  keep  and maintain,
           including replacements, if necessary, the interior and exterior of the demised premises in good condition and repair (including the roof, structural, exterior parts of the demised premises, HVAC, floor surfacing, plate glass, automatic doors, plumbing and wiring),and to repair at or before the end of the initial term or any extension or renewal thereof, all injury done by the installation or removal of fixtures or property of Tenant Tenant shall have the benefit of all manufacturers, installer's
           or  other  warranties  in  connection   with   the  items to be
           maintained by it. Additionally, Tenant shall keep and maintain in good condition and repair the parking area, sidewalks and service areas on the demised premises, including sweeping, cleaning, lighting, snow and ice removal, if necessary, general repair and maintenance of all paved surfaces, repainting and restriping, and maintenance of landscaped areas.



LANDLORD'S 8.  It is understood that this is intended to he a "net" lease
REPAIRS    as  far  as  maintenance  and   repair of the demised premises.
           Landlord covenants that Tenant's store building, parking area, sidewalks and service areas will he initially constructed SO as structurally to comply with and conform to the requirements prescribed by any and all ordinances, statutes, rules or regulations of municipal or other governmental authority
           relating   to   public  health  and   sanitation   or   safety
           ("governmental requirements").




SIGNS 9. Tenant may, with the prior approval of Landlord, which approval will not unreasonably be withheld, place, erect and maintain any signs on the roof, walls, and any other places on or about the store building which signs shall remain the property of Tenant and may be removed at any time during the term of thE lease, or any extension thereof, provided Tenant shall repair or reimburse Landlord for the cost of any damage to the store building resulting from the installation or removal of such signs.



Notwithstanding the foregoing, Landlord's approval of signs located in the interior of the demised premises shall not he required, and Landlord's approval of the standard signs used by a~ chain tenant, if required permitting has been obtained, shall not he required.



Tenant may construct a pylon sign shown on attached Exhibit "A" and located at the entrance of the demised premises from U.S. Highway #231 for containing an electrically illuminated sign advertising only Tenant's business. Landlord shall hear the expense of installing electrical power to the pylon area including wiring, hut the installation of the pylon advertising Tenant's business shall be at Tenant's expense. Landlord shall wire the pylon directly to Tenant's electrical panel located at store building. Tenant shall be responsible for the cost of electricity and the maintenance and operation of the pylon.



FIXTURES AND 10. The Tenant, at its own expense, shall hove the right ALTERATIONS from time to time during the term of this lease to make any interior  alterations,  additions  and  improvements or exterior  alterations, including doors and  partitions,  in and to the demised premises which it may deem  necessary or
               desirable  and  which   do   not   adversely   affect   the
               structural  integrity  thereof,  but  it  shall  make  them
               in  a   good, workmanlike  manner  and  in  accordance with
               all valid  requirements  of municipal or other governmental
               authorities.  This  right  of  Tenant   shall  include  the
               erection of interior partitions and the installation of additional front and rear doors. All permanent structural improvements shall belong to the Landlord and become a part of the premises upon termination or expiration of this lease.



Tenant may construct and build or install in the premises any and all racks, counters. shelves and other fixtures and equipment of every kind and nature as may be necessary or desirable in the Tenant's business, which racks, counters, shelves and other fixtures and equipment shall at all times be and remain the property of the Tenant, and Tenant shall have the right to remove all or any part of the same from the premises at any time; provided, Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the premises resulting from the installation or removal of such items.



INDEMNIFI-   11.  Tenant   agrees   to  indemnify  and  save  harmless  the
CATION       Landlord  from  any  claim  or  loss,  including    reasonable
             attorney's fees,  court  costs  and  the  reasonable  cost  of
             investigation,   by reason of an accident  or  damage  to  any
             person  or  property happening  in  the  demised premises  and
             Tenant agrees to carry, at its expense, comprehensive  general liability insurance  coverage  on  the  demised  premises in a company qualified to transact business in Florida. stipulating limits of liability  of  not less than $2,000,000.00. Landlord
             and  Landlord's mortgagee  shall  be   named   as   additional
             insureds. Certificates of  such  coverage  from  the   insurer
             providing  30-days notice to Landlord and Landlord's mortgagee
             prior to   cancellation  or  termination  shall  be  furnished
             to  Landlord  and Landlord's mortgagee.



So long as Tenant's guarantor, Winn-Dixie Stores. Inc. maintains a net worth in excess of $100,000,000.00, Tenant shall be permitted to self-insure against the risks insured against by such comprehensive general liability insurance covering claims or losses occurring within the demised premises.



CLEANLINESS 12. Tenant shall at all times keep the interior of the store building in a reasonably neat and orderly condition and shall keep the delivery areas of the building reasonably clean and free from rubbish and dirt. Tenant will not make or suffer any waste of the demised premises or permit anything to be done in or upon the demised premises creating a nuisance thereon, and Tenant further agrees to permit the Landlord or its agent at all reasonable times to enter upon the premises for the purpose of making repairs and for examining or showing the same to prospective purchasers.


FIRE 13. In the event that Tenant's store building is totally destroyed or partially damaged by fire, windstorm, or other casualty during the first 18 years of the lease term, then Landlord agrees to proceed promptly and without expense to the Tenant to repair the damage or restore the improvements, remitting a fair and just portion of the rent, according to the unusable space, until the store building is completely reinstated or restored.



If damage to the store building in excess of fifty percent (50%) of the value thereof occurs during the last two (2) years of the initial term or during any of the option extension periods provided herein, Tenant may terminate the Lease. However, if Tenant gives notice to Landlord within thirty (30) days after such damage of its desire to extend the term of this Lease for an additional period so as to expire ten (10) years from the date of completion by Landlord of restoration of such damage on the same conditions and for the same rentals, then upon such notice, Landlord agrees to repair and restore Tenant's store building with all due diligence and this Lease shall continue. Thereafter, the remaining option periods, if any, shall be construed to follow upon the end of such extended term. The extension shall be in addition to and not by exercise of option extensions under Article 23 hereof.



If damage of Tenant's building is fifty percent (50%) or less of the value for a casualty during the last two (2) years of the initial term or within any extension term, then Landlord shall restore the building as contemplated by the first paragraph of this Article 13.



Landlord shall carry fire and extended coverage insurance on Tenant's storc building, and other improvements on the demised premises, and any additions, alterations and improvements made thereto by Landlord or Tenant in the amount of full insurable value thereof, above foundation walls, and hereby expressly waives any and all claims against Tenant for loss or damage due to fire, explosion, windstorm or other casualty covered by such insurance, regardless of the cause of such damage, including without limitation, damage res~ilting from the negligence of'the Tenant, its agents, servants or employees. Likewise, Tenant expressly waives any and all claims against Landlord for loss or damage due to fire, etc., to its trade fixtures, equipment and inventory.



During the term of this Lease and any extensions, Tenant agrees to pay to Landlord as additional rental the amount of the premium for Landlord's fire and extended coverage insurance above described attributable to the demised premises. Tenant's payment shall be reduced by any abatements, discounts or refunds actually received by Landlord. Landlord shall use its best efforts to obtain liability coverage at competitive rates. Tenant shall be entitled to receive from the Landlord copies of the statements for such insurance premiums. Notwithstanding the foregoing provisions. Tenant's obligation to pay is expressly conditioned upon receipt from Landlord of the written invoice from such insurance premium no later thou six (6) months after it is due. Further. Tenant shall not be required to pay unless and until Tenant is furnished with photocopies of the applicable insurance policy, including the declaration page of such insurance policy and such other information as Tenant may reasonably request.



QUIET 14. The Landlord covenants, warrants and represents that upon ENJOYMENT commencement of the lease term, the demised premises, will be free and clear of all liens and encumbrances superior to the leasehold hereby created except Permitted Encumbrances that the landlord has full right and power to execute and perform this lease and to grant the estate demised herein: and that the Tenant on paying the rent herein reserved and performing the covenants and agreements hereof shall peaceably and quietly have, hold and enjoy the demised premises and all rights, easements, appurtenances and privileges belonging or in anywise appertaining thereto, during the full term of this lease and any extensions thereof.



The Landlord warrants the non-existence of any zoning or other restriction preventing or restricting use of the demised premises for the conduct of a mercantile, retail or service business or use of common areas for parking purposes, and that should such zoning or other restriction be in effect or adopted at any time during the term of this lease, preventing or restricting Tenant from conducting a mercantile, retail or service business or using the common parking area, sidewalks or service areas in conjunction therewith, the Tenant at its option may terminate this lease and shall stand released of and from all further liability hereunder. Tenant's option to terminate shall be effective, however, only if Tenant is actually prevented from conducting its supermarket business as permitted in this Lease, and such option shall not arise if the property may be used as a supermarket by reason of a non-conforming use.



TAXES AND   15.  All taxes, assessments and charges on land or improvements
LIENS       and  obligations secured  by  mortgage  or  other lien upon the demised premises  shall  be promptly paid by the Landlord prior to delinquency. The Tenant may perform, acquire  or satisfy any lien,  encumbrance,  agreement or obligation  of  the  Landlord which  may threaten its enjoyment of the demised premises,  and
            if  it   does  so  it  shall be subrogated to all rights of the
            obligee against the Landlord or the demised premises or both and shall be reimbursed by the Landlord for resulting expenses and disbursements,together with interest thereon at the maximum rate allowed by law. Additionally, if Tenant so elects, it may pay ad valorem real property taxes directly to the taxing authority.




CONDEMNATION 16. If any part of the store building located on the demised premises to be taken for any public quasi-public use, under any statute or by right of eminent domain, or private purchase in lieu thereof, or in the event that any portion in excess of fifteen percent (15%) of the overall parking constructed for Tenant's use on the demised premises be so taken, or in the event that any portion of the demised premises (including parking area) be so taken so as to interfere materially or substantially with the conduct of Tenant's business in the demised premises, then in any such event, the Tenant shall be entitled to termination of this lease at its option, but within sixty (60) days of its receipt of notice of the condemnation, and any unearned rent or other charges paid in advance shall be refunded to the Tenant. In the event the Tenant does not elect to terminate this lease as above provided or in the event of any taking which does not permit a termination by the Tenant, the Landlord shall promptly restore the premises to a condition comparable to the condition at the time of taking, and the lease shall continue, but Tenant shall be entitled to such division of proceeds and abatement of rent and other adjustments as shall be just and equitable under all circumstances.



Notwithstanding the foregoing, Tenant shall not be entitled to any award for loss of or loss in value of its leasehold, but only to separate awards for loss or damage to its trade fixtures and for the unamortized cost of any improvements made by Tenant and moving, business interruptions or similar expenses, if allowable.

DEFAULT 17. In the event the Tenant should fail to pay any of the monthly installments of rent reserved herein for a period of more than twenty (20) days after Landlord has given Tenant written notice of such default demanding payment of such installment of rent, or if the Tenant shall fail to keep or shall violate any other condition, stipulation or agreement herein contained, on the part of the Tenant to be kept and performed, and if such failure or violation shall have continued for a period of thirty
(30) days after the Tenant shall have received written notice by certified or registered mail at its office address hereinafter designated. from the Landlord to cure such violation or failure, then, in any. such event, the Landlord, at its option, may either (a) terminate this lease or (b) re-enter the demised premises by summary proceedings or otherwise expel Tenant and remove all property there from and relet the premises at the best possible rent obtainable, making reasonable efforts therefor and receive the rent there from: but Tenant shall remain liable for the deficiency, if any. between Tenant's rent hereunder and the price obtained by Landlord on reletting. However, a default (except as to payment of rentals) shall be deemed cured if Tenant in good faith commences performance requisite to cure same within thirty (30) days after receipt of notice and thereafter continuously and with reasonable diligence proceeds to complete the performance required to cure such default. The foregoing shall not limit any remedy available to Landlord by law or at equity and Tenant shall be responsible for all Landlord's costs of collection (including attorneys' fees).




BANKRUPTCY 18. The Tenant further covenants and agrees that if, at any time, Tenant is adjudged bankrupt or insolvent under the laws of the United States or of any state, or makes a general assignment for the benefit of creditors, or it' a receiver of all the property of the Tenant is appointed and shall not be discharged within ninety (90) days after such appointment, then the Landlord may, at its option, declare the term of this lease agreement at an end and shall forthwith be entitled to immediate possession of the said premises.




CONSTRUCTION 19. Nothing herein contained shall constitute the Landlord as
RISKS        the  agent in any  sense  of  the    Tenant  in  constructing
             the improvements, and that the Tenant shall have no control or authority over the construction of said improvements, beyond the right to reject the tender of the Tenant's store building for the causes herein stated and to request change orders to be paid by Tenant. The tenant shall not in any manner be answerable or accountable for any loss or damage arising from the negligence or the carelessness of Landlord or Landlord's contractor or of any of their subcontractors. employees, agents or servants by reason of Landlord's constructing the
             improvements pursuant to the terms of  this lease.   Landlord
             shall indemnify Tenant and save Tenant harmless from and against: all mechanics', materialmen's, sub-contractors' and similar liens: all claims and suits for damage to persons or property from defects in material or from the use of unskilled labor; or from any negligence caused by Landlord, Landlord's contractors, sub-contractors or by any of their employees,
             agents  or  servants  during the  progress of  the  work   in
             constructing the improvements or from any faulty construction thereof.



      NOTICES   20.  All notices required to be given to Landlord hereunder shall be sent by registered or certified mail or delivery service with receipt to, and all rent payments shall be made to Landlord at:


                         2100 Riverchase Center, Suite 230A
                         Birmingham, Alabama 35244


or to such other address as Landlord may direct from time to time by written notice forwarded to Tenant by registered or certified mail or delivery service with receipt.

All notices required to be given to Tenant shall be sent by registered or certfied mail to Tenant at:



                         1550 Jackson Forty Road
                         Montgomery, Alabama 36104-1718
                         Attention: Real Estate Manager

or to such other address as Tenant may direct from time to time by written notice forwarded to Landlord by registered or certified mail or delivery service with receipt.



END  OF    21. The  Tenant will yield  up the  demised  premises  and  all
TENANCY additions thereto (except signs equipment and trade fixtures installed by Tenant at its expense) at the termination of the tenancy in as good and tenantable condition as the same arc at the beginning of Tenant's occupancy reasonable wear and tear,
           damage   by   fire   and   other  casualties  and  condemnation
           appropriation by eminent domain excepted.  It  is   understood,
           however, that Tenant shall not be required to restore the demised premises to their original state. Any holding over by Tenant of the demised premises after the expiration of the term of this lease, or any extensions thereof, shall operate and be construed as a tenancy from month to month only at the same rentals reserved herein and upon the same terms and conditions as contained in this lease.


ASSIGNMENT 22.  The Tenant may without the consent of the Landlord assign
AND        this lease,or sublease to a supermarket or food store or vacate
SUBLEASING the  demised  promises in whole or in part provdied the Tenant herein shall continue to remain liable and responsible for the payment of rentals and due performance of all other terms, covenants and conditions of this lease.


In the event Tenant desires to assign its lease or to sublease the demised premises for the conduct of some business other than a supermarket or food store (except for an assignment or sublease to any corporation or entity which is the parent of, subsidiary to, or affiliated with Tenant or to any entity with which Tenant merges or consolidates or to which it sells all or substantially all of its business in the county in which the demised premises ore situated), Tenant shall give written notice to Landlord of its desire to assign or sublease and shall disclose the identity of the intended assignee or sublessee. and the terms of the intended assignment or sublease. Within two (2) months after the delivery of such notice, Landlord may either approve or disapprove the intended assignment or sublease. If Landlord approves the intended assignment or sublease. Tenant shall proceed to effect it. If Landlord disapproves the intended assignment or sublease. Landlord agrees to accept assignment of or sublease of the demised premises on the sonic terms as those offered by Tenant's intended assignee or sublease. II Landlord fails to approve or disapprove the intended assignment or sublease within two (2) months of delivery of Tenant's notice, the intended assignment or sublease shall be deemed approved.



In the event the entire demised premises are vacated or merchandise or services are not sold therein for a period in excess of six (6) months, while the demised premises may be used for the operation of a general mercantile business (excluding temporary cessation of business caused by happenings beyond the control of Tenant), Landlord shall have the option thereafter for a period of sixty (60) days (unless the premises shall have been reoccupied by Tenant for use as a supermarket) to terminate and cancel this lease upon not less than thirty (30) nor more than ninety (90) days' written notice to Tenant of its election so to do, unless within fifteen
(15) days of receipt of such notice Tenant advises Landlord that Tenant, prior to receipt of such notice, had in good faith committed to assign this lease or sublease the demised premises to a third party for occupancy within two (2) months from such notice.



In the event of any assignment, sublease or vacating of the entire premises, the annual rental thereafter shall become a fixed rent which is the sum of: (a) the overage percentage rental, if any, paid by Tenant for the two full fiscal years of Tenant immediately preceding such assignment.
vacating  or  subletting,  and  (b)  the  minimum  guaranteed  rental   and
additional rentals provided for herein. This provision shall not apply in the event such assignment or sublease shall be to any corporation or entity which is the parent of, subsidiary to or affiliated with Tenant or to any corporation or entity with which Tenant merges or consolidates or to which it sells all or substantially all of its business in the county where the
demised premises are situated. This demised   premises  without  consent of
Landlord to any concessionaire or licensee or otherwise in connection with the operation of Tenant's business in the demised premises, provided the sales(or the income to Tenant from service businesses)of such concessionaire or licensee shall be included within the gross sales of Tenant, as defined in Article 1 a.


EXTENSIONS     23.  It is further agreed that Tenant, at its option,  shall be entitled to the privilege of five (5) successive extensions of this lease, each extension to be for a period of five (5) years and at the same rentals and upon the same terms and conditions as required herein for the initial term.



Such option privilege may be exercised by Tenant giving to the Landlord a notice in writing at least six (6) months before the expiration of the initial term, and if extended, at least six (6) months before the expiration of such extended term, stating the intention of the Tenant to exercise such option and the period for which such option is exercised and thereupon this lease shall be so extended without the execution of any other or further document.




EXCLUSIVE 24. The Landlord agrees that, if it owns or controls any property SUPERMARKET located within 1,000 feet of the demised premises, it will not,
            without  the  written   permission  of  the  Tenant  directly  or
            indirectly,  lease  or rent such property to any person, firm  or corporation to  be used for or occupied by any  business  dealing in or which shall  keep in  stock  or  sell  any  staple or fancy
            groceries,  meats,  fish,  fruits, vegetables,   dairy  products,
            bakery  goods, or frozen foods:  nor  will  the Landlord   permit
            any tenant of any such property to sublet in any manner, directly
            or  indirectly,  any  such  property  to  any  person,  firm   or
            corporation to be used for or occupied by any business dealing in or which shall keep in stock or sell any of the above listed items.





SUBORDINATE 25. The Tenant agrees that this lease shall at all times be subject and subordinate to the lien of any mortgage (which term shall include all security instruments) that may be placed on the demised premises by the Landlord: and Tenant agrees, upon demand, without cost, to execute any instrument (in a form acceptable to Tenant) as may be required to effectuate such subordination: provided, however, as a condition to this subordination provision, the Landlord shall obtain from any such mortgagee an agreement in writing, which shall be delivered to Tenant, providing in substance that, so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this lease, its tenancy shall not be disturbed, nor shall this lease be affected by any default under such mortgage, and in the event of foreclosure or any enforcement of any such mortgage. the purchaser at such foreclosure sale shall be bound to Tenant for the term of this lease, the rights of Tenant hereunder shall expressly survive, and this lease shall in all respects continue in full force and effect, provided, however, that Tenant fully performs all of its obligations hereunder.


NOTICE TO 26.  Tenant agrees that it will give notice to any holder  of  a
LENDER first mortgage (which term shall include all security instruments) encumbering the demised premises (provided Tenant has first been notified in writing of the name and address of such mortgage holder) of any defaults of the
               Landlord which would  entitle   Tenant  to  terminate  this
               lease or abate the rental payable hereunder, specifying the nature of the default by the Landlord, and thereupon the holder of the mortgage shall have the right, but not the obligation, to cure such default and Tenant will not terminate this lease or abate the rental payable hereunder by reason of such default unless and until it has afforded the mortgage holder thirty (30) days, after such notice, to cure such default and a reasonable period of time in addition thereto if circumstances are such that said default cannot reasonably be cured within said 30-day period.

BENEFIT 27. This lease and all of the covenants and provisions thereof shall inure to the benefit of and be binding upon the heirs, legal representatives, successors and assigns of the parties hereto. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.


TRANSFER BY 28. In the event Landlord transfers Landlord's interest in LANDLORD this lease, Landlord agrees to promptly provide Tenant with documentary evidence, satisfactory to Tenant, of such transfer of Landlord's interest in this lease.

SHORT FORM   29.  The Landlord agrees that at any time on  request  of  the
LEASE        Tenant it will execute a short form  of  this  lease  in  form permitting its recording.

MARGINAL     30. The  marginal  titles appearing  in  this  lease  are  for
TITLES       reference only and shall not be considered  as   part  of this
             lease or in any way to modify, amend or affect the provisions thereof.





COMPLETE     31. This written lease contains the complete agreement of the
AGREEMENT    parties with reference to the leasing of the demised premises, except plans and specifications for Tenant's store and related improvements  to be formally approved by the parties prior to the  effective date of this lease. No waiver of any breach of
             covenant herein  shall  be construed  as  a   waiver  of  the
             covenant itself or any  subsequent  breach thereof.





REAL ESTATE  32. During the term of this Lease and any extensions  thereof,
TAXES Tenant agrees to pay to Landlord as additional rental the amount of ad valorem real estate taxes levied against the demised premises. Tenant shall be responsible only for its pro rata share of such taxes for fractional years occurring at the commencement and expiration of the term of this Lease and any extensions thereof.



The taxes, for which Tenant is to reimburse Landlord, shall be less any abatements, discounts (whether or not taken) or refunds thereon. Upon request of Tenant, Landlord agrees to exhibit to Tenant the paid tax statements as evidence of the basis upon which any increase in taxes is chargeable . All taxes, other than ad valorem real estate taxes, including special assessments, improvements liens and the like shall remain the sole responsibility of the Landlord. However, Tenant shall remain responsible for sales taxes on rentals levied by law on leases.



Tenant shall have the right from time to time to contest or protest or review by legal proceedings or in such other manner as may be provided, any such taxes, assessments or other governmental impositions aforementioned, and to institute such proceedings in the name of the Landlord as the Tenant may deem necessary: provided, however, any expense incurred by reason thereof shall be borne by the Tenant and such proceedings conducted free of all expense to the Landlord.



Notwithstanding the above, it is agreed that Tenant's obligation to make the payments herein described is expressly conditioned upon receipt from Landlord of' a written statement for such ad valorcm real estate tax contributions (as well as the other documents described herein if requested by Tenant) no later than June 1 of the calendar year following the year in which the taxes were due.

EXPANSION 33. Tenant is hereby granted the option and privilege at any OPTION time during the term of this Lease or any extensions thereof, of enlarging its store building by incorporating the area on its westerly (left) side with an addition not exceeding sixty (60) feet ii width by two hundred (200) feet in depth. Thereafter, Landlord agrees to construct such addition for occupancy by Tenant, in accordance with plans and specifications to be approved by the parties, with all due diligence. The addition shall he of like quality of construction as Tenant's original building. Landlord agrees that the wall of Tenant's store building adjoining the expansion areas shall he constructed with steel column equivalently spaced to the nearest row of steel column supports within the open area of Tenant's demised store building, and such wall supports shall be of sufficient load bearing capacity to carry the roof support system across the full span of the original and of the expanded building width.



If, at the date of completion of any such building addition, fewer than ten
(10) years of the term of this Lease remain, the term of this Lease shall he extended for the period of time necessary to provide a full ten (10) years from that date. Thereafter, for the balance of the term, including extensions, the annual minimum guaranteed rental (and the base for computation of percentage rental) shall be increased by the greater of: an amount equal to twelve percent (12 %) of the cost of the addition, or an amount equal to $8.50 per square foot of the enlarged area, or an amount equal to a computed percentage multiplied by the cost of such addition, such percentage being equal to four percent (4%) plus the current prime interest rate (as published by the Federal Reserve or in the Wall Street Journal or similar public source) at the time of the exercise of the option. At Tenant's request, the construction cost shall he established by bids obtained by Landlord from at least three (3) reputable contractors acceptable by Tenant. The final cost of the addition upon completion shall be certified by the general contractor performing the work. If the term of this Lease is extended to provide a full ten (10) year term, the provisions of the Lease shall remain in effect, and the option periods, if any, shall follow upon the end of the extended term. Rentals, as adjusted by reason of the addition, shall continue. Upon completion, the addition shall be a part of the demised premises, and all references to the demised premises contained in this Lease shall he construed to include both Tenant's store building and the addition.



Causing any addition to be constructed is the sole obligation of the Landlord, its heirs, legal representatives, successors and assigns. However, nothing contained in this Lease shall constitute any express or implied obligation on the part of the holder of a first mortgage encumbering the fee simple title to the demised premises, or on the part of any purchaser at a sale under foreclosure of that mortgage, to comply with the terms and provisions of this Article 33. Additionally, Landlord's obligation shall not limit Tenant's right to undertake and complete the addition at its own cost, as described later in this Article 33.



If Landlord, for any reason, fails or refuses to construct the building addition contemplated after Tenant has properly exercised its option, Tenant, as its sole remedy and at its option, and at its own expense, shall have the right to construct the building addition of the size and quality set forth above. If Tenant constructs the addition, Tenant agrees to cause any mechanics' liens incurred by and in connection with such addition to he promptly discharged, Tenant further agrees to indemnify and hold Landlord harmless from any expense occasioned by Tenant's construction. If, upon completion and occupancy of a building addition by Tenant, fewer than ten
(10) years of the term of this Lease remain, the lease term shall he extended for a period of time necessary to provide a full ten (10) year term. For ten (10) years following the date of completion of the addition, there shall he no increase in minimum guaranteed rental and the base for calculation of percentage rental, if any, shall be increased by an amount equal to the greatest of the three (3) factors set forth in the second paragraph of this Article 33. Upon expiration of ten (10) years following the date of completion of the addition, the base for calculation of percentage rental shall revert to the minimum annual guaranteed rental established in Article I of this Lease.



Regardless of which party constructs Tenant's addition, the size of the premises as expanded shall be used to calculate Tenant's payment of real estate taxes and insurance premiums.

LIMITATION   34.  Notwithstanding  anything  to  the contrary  provided  in
OF           this  lease,  if  Landlord  or  any  successor  in interest of
LIABILITY    Landlord is an individual, joint  venture,  limited  liability company,  tenancy  in  common firm  or  partnership,general or limited,  there  shall  be absolutely no personal liability on the part of such individual  or  on the part of the members of such firm, limited  liability company,  partnership  or  joint
             venture with  respect to any  of  the   terms,  covenants  and
             conditions of this Lease. Tenant  shall  look  solely  to  the equity of Landlord or such successor in interest in the demised premises  for  the  satisfaction  of  each and every remedy of
             Tenant in the event of any breach  by  Landlord of any of  the
             terms,  covenants  and   conditions  of   this  Lease.    This
             exculpation of personal liability is absolute and without any exception whatsoever.

SELF-HELP    35.  If  Landlord defaults in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed, and  if  Landlord fails  to  cure such  default within thirty (30) days after receipt of written notice from Tenant specifying the default(or fails within said period  to commence  to  cure such default and  thereafter  to prosecute  the  curing  of such default to completion with due diligence), Tenant may, at it's option,  without  waiving  any claim  for  damages  for  breach  of  agreement, at  any  time thereafter, cure such default for the account of the Landlord, and  any amount  paid  or  any  contractual liability incurred by Tenant in  so  doing shall be  deemed  paid or incurred for the account of Landlord.  Landlord agrees to reimburse  Tenant therefor or save Tenant  harmless  from such liability. Tenant may  cure  any default as aforesaid prior to the expiration of said thirty (30) days but after said notice to Landlord,if the curing of such default  prior to the expiration of said thirty
             (30)  days  is  reasonably  necessary  to  protect  the   real
             estate or Tenant's interest therein or to prevent injury or damage to persons or property. if Landlord fails to reimburse
             Tenant upon demand for any amount paid for the account of Landlord hereunder, said amount may be deducted by Tenant from the next or any succeeding payments of rent due hereunder.


ESTOPPEL 36. Within a reasonable time, but no less than ten (10) CERTIFICATE business days, after Landlord's written request, Tenant
             agrees  to  execute  and  deliver  to  Landlord  an   estoppel
             certificate  in  the  form attached hereto as Exhibit `i" (an
             "Estoppel Certificate").Notwithstanding the forgoing, Landlord shall not request, and Tenant shall not be required to deliver more than two (2) Estoppel Certificates per calendar year, unless Landlord pays to Tenant, in advance, $500.00 per additional requested Estoppel Certificate.



          IN WITNESS WHEREOF, the Landlord and Tenant have executed this agreement the day and year first above written.



Signed, sealed and delivered
in the presence of:

                                          SRC REALTY, L.L.C.,
                                          an Alabama limited
                                          liability company

  /s/ Theresa C Millican                  By: /s/ E Paul Strempel Jr
Printed Name  Theresa C Millican          Its Member
                                          Printed Name E Paul Strempel Jr
                                          Address: 2100 Riverchase Center,
                                          Suite 230A
                                          Brimingham AL  35244

                                          Attest: /s/ Rick L Griffith
                                          Its Member
 /s/ Robert D Jeukins                     Printed Name Rick L Griffith
Printed Name  Robert D Jeukins            Address 2100 Riverchase Center
                                          Suite 230A
                                          Brimingham AL  35244

                                                  LANDLORD

                                                  (CORPORATE SEAL)


                                          WINN-DIXIE MONTGOMERY, INC.

 /s/Cynthia N Crossland                   By: /s/ James Kufeldt
Printed Name  Cynthia N Crossland         Its Vice President
                                          Printed Name James Kufeldt
                                          Address 1550 Jackson Ferry Road
                                          Montgomery AL  36104-1718

 /s/ Rebecca L Sawyer
Printed Name  Rebecca L Sawyer            Attest /s/ W.O. Scaife Jr
                                          Assistant Secretary
                                          Printed Name W.O. Scaife Jr
                                          Address 1550 Jackson Ferry Road
                                          Montgomery AL  36104-1718

                                                  TENANT

                                             (CORPORATE SEAL)

STATE OF ALABAMA

COUNTY OF SHELLY

     The foregoing instrument was acknowledged before me this 13 day of April, 19 , by E. Paul Strempel Jr and Rick Griffith Member and Member, respectively, of SRC REALTY L.L.C. an Alabama company, who is [please check] [ ] personally known to me or [x] who has produced Drivers License as identification.

Given under my hand and official seal this 13 day of April, 1996

                                        /s/ Carla Michelle Hayes
                                        Printed Name Carla Michelle Hayes

(NOTARIAL SEAL)                         Notary Public, State and County
                                        aforesaid.
                                        My Commission Expires: Dec 10,1999
                                        Notary ID No



STATE OF FLORIDA

COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this may 10, 1996, by James Kufeldt President and W.O. Scaife Jr, Assistant Secretary, respectively, of WINN-DIXIE MONTGOMERY, INC., a Kentucky corporation, on behalf of the corporation, who is personally known to me.

Given under my hand and official seal ths 10 day of May 1996.


                                        /s/ Rebecca L Sawyer
                                        Printed Name Rebecca L Sawyer

(NOTARIAL SEAL)                         Notary Public, State and County
                                        aforesaid.
                                        My Commission Expires
                                        Notary ID No.